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                                                                   Exhibit 99(a)

                       MISSISSIPPI VALLEY BANCSHARES, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Andrew N. Baur and Linn H. Bealke, and either of them acting in the absence of the other, with full power of substitution, proxies with the powers the undersigned would have if personally present, to vote all shares of common stock of the undersigned in Mississippi Valley Bancshares, Inc. at the Special Meeting of Shareholders to be
held at        a.m., St. Louis time, on    , 2002, and at any adjournments
thereof, on all matters that may properly come before such meeting.

             IMPORTANT--This Proxy is continued on the reverse side. Please sign and date on the reverse side and return today.

                             DETACH PROXY CARD HERE

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     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF
NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES ON ANY OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.

1. To approve and adopt the agreement and plan of merger dated as of June 17, 2002, by and between Marshall & Ilsley Corporation and Mississippi Valley Bancshares, Inc., including the plan of merger which is a part thereof, and the merger of Mississippi Valley Bancshares, Inc. with and into Marshall & Ilsley Corporation.

     [_] FOR             [_] AGAINST                 [_] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                           Dated: ________________________, 2002



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                                                        (Signature)


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                                                  (Signature if held jointly)